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                                                                  Exhibit 4(R)


                          AMERICAN GENERAL CORPORATION


               RESOLUTIONS RELATING TO ____% SERIES A CONVERTIBLE
           JUNIOR SUBORDINATED DEBENTURES DUE _________________, 2025
                         ADOPTED BY THE TERMS COMMITTEE

         WHEREAS, American General Delaware, L.L.C., a Delaware limited liability company ("American General Delaware"), proposes to issue its ___________ Preferred Securities, Series A (collectively, the "Series A Preferred Securities") and use the proceeds from the sale of such Preferred Securities to purchase junior subordinated debentures of the Company; and


         WHEREAS, this Committee desires to establish the terms of such junior subordinated debentures pursuant to Section 301 of the Indenture, dated as of May 15, 1995 (the "Indenture"), between the Company and Chemical Bank, as Trustee;


         Now, therefore, be it:

         RESOLVED, that, upon receipt of the purchase price therefor, the Company shall issue, sell and deliver a series of its junior subordinated debentures pursuant to the Indenture.

         RESOLVED, that the title, principal amount, interest rate, redemption provisions, conversion and exchange features, and other terms of such debentures to be fixed pursuant to Section 301 of the Indenture shall be as follows (capitalized terms appearing below that are defined in the Indenture, but not defined herein, having the meanings ascribed to them in the Indenture):

         1. TITLE. Each of such debentures shall be designated as "______% Series A Convertible Junior Subordinated Debenture due
_______________, 2025" (collectively, the "Series A Junior Subordinated Debentures") and each such Series A Junior Subordinated Debenture shall be included in the series of Securities so designated.

         2. PRINCIPAL AMOUNT. The aggregate principal amount of the Series A Junior Subordinated Debentures which may be authenticated and delivered pursuant to these resolutions shall be limited to $______________________ or, if and to the extent that the underwriters underwriting the sale of the Series A Preferred Securities exercise their overallotment option with respect thereto, then such aggregate principal amount of Series A Junior Subordinated Debentures shall be up to $___________ (except, in each case, for





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Series A Junior Subordinated Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Series A Junior Subordinated Debentures pursuant to Section 304, 305, 306, 907 or 1107 of the Indenture).

         3. MATURITY DATE. The principal of the Series A Junior Subordinated Debentures shall be payable (together with any accrued and unpaid interest thereon, including Additional Interest, as defined in Section 6, if any) on the earlier of (a) _________, 2025, or (b) the date upon which American General Delaware is liquidated, dissolved or wound-up; provided, however, that, if all the Series A Preferred Securities are exchanged for Series A Junior Subordinated Debentures (a "Series A Special Event Exchange") in the manner set forth in Section 5(d) of the Written Action, dated ______________, 1995 (the "Written Action"), of the Managing Member of American General Delaware establishing the Series A Preferred Securities, the Series A Junior Subordinated Debentures will mature on the date set forth in clause (a), notwithstanding that American General Delaware may have liquidated, dissolved or wound-up in connection with or after such Series A Special Event Exchange.


         4. INTEREST RATE; INTEREST PAYMENT DATES. The Series A Junior Subordinated Debentures shall bear interest at the rate of _______ % per annum; interest shall accrue from ______________, 1995 or from the most recent Interest Payment Date to which interest has been paid or duly provided for; the Interest Payment Dates on which such interest shall be payable shall be the last day of each calendar month of each year, commencing June 30, 1995, until the principal is paid in full or such payment is duly provided for; and the Regular Record Date for the interest payable upon any such Interest Payment Date shall be the Business Day next preceding such Interest Payment Date; provided, however, that if the Series A Junior Subordinated Debentures are not in book- entry-only form during any period following a Series A Special Event Exchange, the Regular Record Date for any Interest Payment Date within such period shall be the fifteenth day of the month in which such Interest Payment Date occurs. If any date on which interest is payable on the Series A Junior Subordinated Debentures is not a Business Day, then the payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.



         5. EXTENSION OF AN INTEREST PAYMENT PERIOD. The Company shall have the right, at any time and from time to time during the term of the Series A Junior Subordinated Debentures, to extend the interest payment period to a period ending on the last day of a calendar month (an "Extension Period") not exceeding 60 consecutive months, but in no event beyond the date of Stated Maturity or the Redemption Date of the Series A Junior





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Subordinated Debentures.  During an Extension Period, interest will continue to accrue and compound monthly in the manner set forth in Section 6 below. Prior to the termination of any Extension Period of less than 60 consecutive months, the Company may further extend the interest payment period, provided that such Extension Period may not exceed 60 consecutive months and may not extend beyond the date of Stated Maturity or the Redemption Date of the Series A Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all accrued and unpaid interest (including Additional Interest) then due, the Company may select a new Extension Period, subject to the above requirements. No interest shall be due during an Extension Period until the end of such period. Such interest shall be due and payable on the Interest Payment Date which is the last day of the Extension Period. The Regular Record Date for the interest payable on such Interest Payment Date shall be the Business Day next preceding such Interest Payment Date, provided that if the Series A Junior Subordinated Debentures are not in book-entry-only form during any period following a Series A Special Event Exchange, the Regular Record Date for such payment shall be the 15th day of the month in which such Interest Payment Date occurs.


         At any time prior to a Series A Special Event Exchange and if any Series A Preferred Securities are then outstanding, the Company shall give American General Delaware notice of its selection of an Extension Period at least one Business Day prior to the earlier of (i) the date that dividends on the Series A Preferred Securities are payable or (ii) the date on which American General Delaware is required to give notice of the record or payment date of any dividend payable on the Series A Preferred Securities to the New York Stock Exchange ("NYSE") or other applicable self-regulatory organization or to holders of the Series A Preferred Securities, but in any event not less than one Business Day prior to such record date. After any Series A Special Event Exchange, the Company shall give the holders of the Series A Junior Subordinated Debentures notice of its selection of an Extension Period not less than two Business Days prior to the Regular Record Date for the first Interest Payment Date for which such Extension Period will be effective. In each case, the Company shall give the Trustee notice of its selection of an Extension Period not later than the Business Day such notice is required to be given to American General Delaware or the Holders of the Series A Junior Subordinated Debentures, as the case may be, pursuant to the preceding provisions of this paragraph.

         Notice of the Company's extension of an Extension Period shall be given prior to the then scheduled end of the Extension Period in a manner similar to the notice given in connection with the selection of an Extension Period.


         6. ADDITIONAL INTEREST. Interest shall accrue at the rate of ____% per annum on any interest on the Series A Junior Subordinated Debentures that is not paid during an Extension Period. Such interest shall compound monthly. The Company shall pay such





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interest, to the fullest extent permitted by applicable law, on the Interest
Payment Date which is the last day of the Extension Period. Additionally, if at any time prior to a Series A Special Event Exchange, American General Delaware shall be required to pay, with respect to the income it derives from the interest payments on the Series A Junior Subordinated Debentures, any amounts for or on account of any taxes, duties, assessments or governmental charges of whatever nature imposed by the United States (other than withholding taxes), or any other taxing authority, then, in any such case, the Company shall pay, to the fullest extent permitted by applicable law, as additional interest such additional amounts (the "Additional Amounts") as may be necessary in order that the net amounts received and retained by American General Delaware with respect to interest payments on the Series A Junior Subordinated Debentures, after the payment of such taxes, duties, assessments or governmental charges (including such taxes, duties, assessments or governmental charges payable with respect to Additional Amounts), shall result in American General Delaware's having such funds as it would have had in the absence of the payment of such taxes, duties, assessments or governmental charges. Such Additional Amounts shall be payable when the related interest payment on the Series A Junior Subordinated Debentures is due, except that, if the existence or applicability of such taxes, duties, assessments or governmental charges is not known by the Company at the time of such interest payment, then on the Interest Payment Date immediately preceding the date on which American General Delaware proposes to pay such taxes, duties, assessments or charges. The amounts of interest payable to effect monthly compounding on the Series A Junior Subordinated Debentures pursuant to the first three sentences of this
Section 6, together with any such Additional Amounts, are referred to herein as "Additional Interest."

         In addition to the Additional Interest, the Company shall be required to pay interest, at the rate borne by the Series A Junior Subordinated Debentures, on any principal or premium that is not paid when due and, to the extent that payment of such interest is lawful, interest on overdue installments of interest (which shall not include interest not paid because of an extension of an interest payment period).

         7. PLACE OF PAYMENT. The Trustee is hereby appointed as the initial sole Paying Agent for the Series A Junior Subordinated Debentures. The principal of and interest (including any Additional Interest) on the Series A Junior Subordinated Debentures shall be payable at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, provided, however, that, at the option of the Company, payment of interest may be made
(a) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (b) subject to the procedures of the Paying Agent, by wire transfer in immediately available funds at such place and to such account maintained at a bank located in the United States as may be designated by the Person entitled thereto as specified in the Security Register.





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         8.      CONDITIONAL RIGHT OF REDEMPTION.  If at any time following the
Conversion Expiration Date or the Conversion Expiration Date of the Series A Junior Subordinated Debentures (as such terms are defined in Section 12(d)), less than 10% of the aggregate principal amount of the Series A Junior Subordinated Debentures originally purchased by American General Delaware with the proceeds from the sale of the Series A Preferred Securities remains Outstanding, then the Series A Junior Subordinated Debentures shall be subject to redemption, in whole but not in part, at the option of the Company, at a Redemption Price equal to the unpaid principal amount thereof, without premium or penalty, plus any accrued and unpaid interest (including any Additional Interest) thereon to the Redemption Date.

         9.      MANDATORY REDEMPTION.


         (a) If, prior to a Series A Special Event Exchange, American General Delaware redeems any Series A Preferred Securities in accordance with the terms thereof, then the Series A Junior Subordinated Debentures shall be due and payable and shall be redeemed by the Company in an aggregate principal amount equal to the aggregate stated liquidation preference of the Series A Preferred Securities so redeemed at a cash Redemption Price equal to the unpaid principal amount of the Series A Junior Subordinated Debentures so redeemed, without premium or penalty, plus any accrued and unpaid interest (including any Additional Interest) thereon to the Redemption Date. Any redemption pursuant to this Section shall be made prior to 12:00 noon, New York time, on the date of such redemption of the Series A Preferred Securities (or at such other time on such earlier date as the Company and American General Delaware shall agree).


         (b) In the case of a redemption pursuant to this Section 9, the Company shall, at least one Business Day prior to the Redemption Date, notify the Trustee of such Redemption Date and of the principal amount of the Series A Junior Subordinated Debentures to be redeemed. If the related redemption of Series A Preferred Securities does not occur, then such redemption of the Series A Junior Subordinated Debentures shall be of no force and effect, notwithstanding the giving of such notice of redemption.


         10. OPTIONAL REDEMPTION. The Series A Junior Subordinated Debentures shall be subject to redemption, at the option of the Company, in whole or in part, at any time or from time to time on or after _______________, 2003 at a cash Redemption Price equal to the unpaid principal amount thereof, without premium or penalty, plus any accrued and unpaid interest (including any Additional Interest) thereon to the Redemption Date.



         Additionally, if, prior to a Series A Special Event Exchange, the Company or any of its Subsidiaries acquires any Series A Preferred Securities by tender, in the open market, or otherwise, the Company shall have the right to redeem the Series A Junior Subordinated





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Debentures in a principal amount not to exceed the aggregate stated liquidation preference of the Series A Preferred Securities so purchased, at a cash Redemption Price equal to the unpaid principal amount thereof, without premium or penalty, plus any accrued and unpaid interest (including any Additional Interest) thereon to the Redemption Date.

         11.     CONVERSION INTO AMERICAN GENERAL COMMON STOCK.

         (a) Conversion Price. The Series A Junior Subordinated Debentures shall be convertible, at the option of the Holders, at any time on or before the earlier of the Conversion Expiration Date or the Conversion Expiration Date of the Series A Junior Subordinated Debentures, into fully paid and nonassessable shares of American General Common Stock at an initial conversion price of $________________ principal amount of Series A Junior Subordinated Debentures per share of American General Common Stock, subject to adjustment as described in Section 13 (such conversion price, as so adjusted, being herein called the "Conversion Price"). Subject to the provisions of this Section 11 and Section 12, a Holder of Series A Junior Subordinated Debentures may convert any portion of the principal amount of the Series A Junior Subordinated Debentures held by it into that number of fully paid and nonassessable full shares of American General Common Stock obtained by dividing the aggregate principal amount of the Series A Junior Subordinated Debentures to be converted by such Holder by such Conversion Price.

         (b) Conversion Procedure Prior to Series A Special Event Exchange. The Written Action provides that a holder of Series A Preferred Securities wishing to exercise its right under such Written Action to convert Series A Preferred Securities into American General Common Stock shall surrender to the Conversion Agent, as defined in Section 16, such Series A Preferred Securities (or, if such Series A Preferred Securities are in book-entry form, cause such Series A Preferred Securities to be transferred to the account of the Conversion Agent on the records of the Depository), together with an irrevocable notice of conversion setting forth the number of Series A Preferred Securities to be converted, together with the name or names, if other than the holder, in which the shares of American General Common Stock to be issued upon conversion are to be registered and directing it (i) to exchange such Series A Preferred Securities for the appropriate portion of the Series A Junior Subordinated Debentures held by American General Delaware at the exchange rate specified in the Written Action and (ii) to immediately convert such Series A Junior Subordinated Debentures, on behalf of such holder, into shares of American General Common Stock. The Written Action also provides that, if such Series A Preferred Securities and notice of conversion are so delivered (or transferred, in the case of book-entry Series A Preferred Securities) to the Conversion Agent before the close of business on the Conversion Expiration Date, American General Delaware shall deliver the appropriate portion of the Series A Junior Subordinated Debentures held by it to the Conversion Agent for conversion in accordance with this Section. As promptly as





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practicable after its receipt of a copy of such notice of conversion and the certificates representing the Series A Junior Subordinated Debentures surrendered for conversion (or, in the case of book-entry Series A Junior Subordinated Debentures, the transfer of such Series A Junior Subordinated Debentures to its account at the Depository), the Company shall issue and deliver at the office of the Conversion Agent a certificate or certificates for the number of full shares of American General Common Stock issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of a share to the Person or Persons entitled to receive the same and, if required pursuant to Section 11(e) below, the Series A Junior Subordinated Debentures referenced in such section.

         (c)     Conversion Procedure After Series A Special Event Exchange.
In order to convert Series A Junior Subordinated Debentures into shares of American General Common Stock after a Series A Special Event Exchange and prior to the Conversion Expiration Date of the Series A Junior Subordinated Debentures, the Holder of any Series A Junior Subordinated Debentures to be converted shall surrender to the Conversion Agent such Series A Junior Subordinated Debentures, duly endorsed or assigned to the Company or in blank (or, if such Series A Junior Subordinated Debentures are in book-entry form, cause such Series A Junior Subordinated Debentures to be transferred to the account of the Conversion Agent on the records of the Depository), together with an irrevocable notice of conversion (copies of which shall be available at the office of the Conversion Agent) stating that the Holder elects to convert such Series A Junior Subordinated Debentures or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. Such notice of conversion shall list the name or names, if other than the Holder, in which the shares of American General Common Stock to be issued upon conversion are to be registered upon conversion (and in which the unconverted portion, if any, of the Series A Junior Subordinated Debentures surrendered are to be registered). As promptly as practicable after its receipt of a copy of such notice of conversion and the certificates representing the Series A Junior Subordinated Debentures surrendered for conversion (or, in the case of book-entry Series A Junior Subordinated Debentures, the transfer of such Series A Junior Subordinated Debentures to its account at the Depository), the Company shall issue and shall deliver at the office of the Conversion Agent a certificate or certificates for the number of full shares of American General Common Stock issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of a share, and, if applicable, a new Series A Junior Subordinated Debenture representing the unconverted portion of the Series A Junior Subordinated Debentures surrendered for conversion.

         (d) Fractional Shares. No fractional shares of American General Common Stock will be issued as a result of conversion, but in lieu thereof, such fractional interest will be paid in cash (computed to the nearest cent, with one-half cent being rounded upward) by the Company based on the Current Market Price (as defined in Section 12(d)) of American





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General Common Stock on the date the notice of conversion was received by the
Conversion Agent.

         (e) Partial Conversions. If the conversion of any Series A Junior Subordinated Debenture is in part only, then a new Series A Junior Subordinated Debenture for the unconverted portion thereof will be issued in the name of the Holder thereof (or, subject to compliance with applicable legal requirements, the name specified by the Holder) upon the cancellation thereof in accordance with Section 305 of the Indenture.

         (f) No Payments. Subject to the next succeeding sentence, upon the conversion of any Series A Junior Subordinated Debentures into American General Common Stock, the Company will not make, or be required to make, any payment, allowance or adjustment for accrued interest (including any Additional Interest) thereon, whether or not in arrears. If, however, a notice of conversion is received by the Conversion Agent with respect to Series A Junior Subordinated Debentures on or after a Regular Record Date and prior to the next succeeding Interest Payment Date, the Holder thereof will be entitled to receive the interest payable on such Interest Payment Date on the portion of such Series A Junior Subordinated Debentures to be converted, notwithstanding the conversion thereof prior to such Interest Payment Date. No payment or adjustment shall be made upon conversion of any Series A Junior Subordinated Debentures into American General Common Stock with respect to dividends or other distributions on such American General Common Stock having record dates prior to the date of conversion.

         (g) Effective Time of Conversion. Each conversion shall be deemed to have been effected immediately prior to the close of business on the day on which the related notice of conversion was received by the Conversion Agent and the Conversion Price of Series A Subordinated Debentures surrendered for conversion shall be the Conversion Price in effect at that time. The Person or Persons entitled to receive the American General Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of the American General Common Stock issued upon such conversion as of such effective time and, at such time, the rights of the Holders of the converted Series A Junior Subordinated Debentures, as such Holders, but subject to the second sentence of Section 11(f) and the last sentence of Section 11(h), shall cease.

         (h)     Effect of Conversion.  Subject to the second sentence of
Section 11(f), the Company's delivery (through the Conversion Agent or otherwise) of the number of full shares of American General Common Stock into which the Series A Junior Subordinated Debentures surrendered for conversion are convertible (together with the cash payment, if any, in lieu of fractional shares) to the Person or Persons entitled to receive such shares shall be deemed to satisfy the Company's obligation to pay the principal amount at Maturity of the portion of Series A Junior Subordinated Debentures so converted and any unpaid





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interest, including Additional Interest (but excluding Additional Amounts), accrued on, or payable with respect to, such Series A Junior Subordinated Debentures at the time of such conversion. A Holder's right to receive Additional Amounts accrued as of the effective time of conversion shall continue until such Additional Amounts are paid.

         (i) Issuance of Rights. Whenever the Company shall issue shares of American General Common Stock upon conversion of Series A Junior Subordinated Debentures as contemplated by this Section 11, the Company shall issue, together with each such share of American General Common Stock, one right to purchase Series A Junior Participating Preferred Stock of the Company (or other securities in lieu thereof) pursuant to the Rights Agreement, dated as of July 27, 1989, between the Company and First Chicago Trust Company of New York, as amended, or any similar rights issued to holders of American General Common Stock in addition thereto or in replacement therefor (such rights, together with any additional or replacement rights, being collectively referred to as the "Rights"), whether or not such Rights shall be exercisable at such time, but only if such Rights are issued and outstanding and held by other holders of American General Common Stock (or are evidenced by outstanding share certificates representing American General Common Stock) at such time and have not expired or been redeemed.

         12.     EXPIRATION OF CONVERSION RIGHTS.

         (a) Right of Company to Terminate Conversion Privilege. On or after __________, ____, the Company may, at its option, cause the conversion rights of Holders of Series A Junior Subordinated Debentures to expire if (i) the Company is then current in the payment of interest (without regard to any Extension Period) on the Series A Junior Subordinated Debentures and (ii) for 20 Trading Days (as defined in Section 13(e)) within any period of 30 consecutive Trading Days, including the last Trading Day of such period, the Current Market Price of American General Common Stock shall have exceeded 120% of the Conversion Price then in effect.

         (b) Exercise of Option Prior to a Series A Special Event Exchange. In order to exercise its conversion expiration option prior to a Series A Special Event Exchange, the Company shall give a written notice to American General Delaware directing American General Delaware to exercise its right, pursuant to Section 8(d) of the Written Action, to cause the conversion rights of the holders of Series A Preferred Securities to expire and to issue the press release referred to in Section 8(d)(ii) of the Written Action. The Company shall also furnish a copy of such notice to the Trustee (and the Conversion Agent if the Trustee is not then serving as the Conversion Agent). If American General Delaware fails to issue such press release within two Business Days after its receipt of such notice, the Company may, on behalf of American General Delaware, issue such press release in accordance with the provisions of Section 8(d)(ii) of the Written Action.





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         (c)     Exercise of Option After a Series A Special Event Exchange.
In order to exercise its conversion expiration option after a Series A Special Event Exchange, the Company shall issue a press release for publication on the Dow Jones News Service or on a comparable news service announcing the Conversion Expiration Date of the Series A Junior Subordinated Debentures.
Such press release must be issued prior to the opening of business on the second Trading Day after a period in which the conditions in Section 12(a) have been met, but in no event prior to _________, ____. Such press release shall state that the Company has elected to exercise its right to terminate the conversion privilege, specify the Conversion Expiration Date of the Series A Junior Subordinated Debentures (as determined in the manner set forth below) and provide the Conversion Price and the Current Market Price of American General Common Stock, in each case as of the close of business on the Trading Day next preceding the date of the press release. Additionally, the Company shall cause a notice of the expiration of conversion rights (a "Notice of Conversion Expiration") to be given by first-class mail to the Holders of Series A Junior Subordinated Debentures, the Trustee (and the Conversion Agent if the Trustee is not then serving as the Conversion Agent) not more than four Business Days after the Company issues the press release. The Notice of Conversion Expiration shall state, as appropriate: (i) the Conversion Expiration Date of the Series A Junior Subordinated Debentures; (ii) the Conversion Price of the Series A Junior Subordinated Debentures and the Current Market Price of the American General Common Stock, in each case as of the close of business on the Trading Day next preceding the date of the Notice of Conversion Expiration; (iii) the place or places at which a conversion notice with respect to Series A Junior Subordinated Debentures may be given to the Conversion Agent in accordance with Section 11(c) prior to the Conversion Expiration Date of the Series A Junior Subordinated Debentures; and (iv) such other information or instructions as the Company deems necessary or advisable to enable a Holder to exercise its conversion right hereunder. Notice of Conversion Expiration shall be deemed to have been given on the day such notice is first mailed by first-class mail, postage prepaid, to each Holder of Series A Junior Subordinated Debentures at the address of the Holder appearing in the Security Register (whether or not the Holder receives the Notice of Conversion Expiration). No defect in the Notice of Conversion Expiration or in the mailing thereof with respect to any Series A Junior Subordinated Debenture shall affect the validity of the Company's exercise of its conversion expiration option if the press release referred to above shall have been issued.

         (d) Certain Definitions. The term "Conversion Expiration Date" has the meaning assigned to such term in Section 8(d)(ii) of the Written Action. The "Conversion Expiration Date of the Series A Junior Subordinated Debentures" shall be the close of business on the Business Day selected by the Company which is not less than 30 nor more than 60 calendar days after the date on which the Company issues the press release required by Section 12(c) announcing its intention to terminate the conversion rights of the holders of the Series A Junior Subordinated Debentures. If the Company does not exercise its conversion





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expiration option, the Conversion Expiration Date of the Series A Junior
Subordinated Debentures (i) with respect to any principal amount of Series A Junior Subordinated Debentures which is called for redemption shall be the close of business on the third Business Day prior to the scheduled Redemption Date for such Series A Junior Subordinated Debentures and (ii) in any other case shall be the close of business on the third Business Day prior to the Stated Maturity of the principal of the Series A Junior Subordinated Debentures. As of the close of business on the earlier of the Conversion Expiration Date or the Conversion Expiration Date of the Series A Junior Subordinated Debentures, the Series A Junior Subordinated Debentures shall be deemed to be non-convertible securities.

         The term "Current Market Price" of American General Common Stock for any day means the reported last sale price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the NYSE Composite Tape, or, if the American General Common Stock is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which the American General Common Stock is listed or admitted to trading, or if the American General Common Stock is not listed or admitted to trading on a national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc., or, if the American General Common Stock is not quoted or admitted to trading on such quotation system, on the principal quotation system on which the American General Common Stock is listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of the American General Common Stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if not so available in such manner, as furnished by any NYSE member firm selected from time to time by the Board of Directors of the Company for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Company's Board of Directors.

         13.     CONVERSION PRICE ADJUSTMENTS.

         (a) Stock Dividends, Subdivisions, Etc. The Conversion Price shall be subject to adjustment from time to time as follows:

                 (i) If the Company shall pay or make a dividend or other distribution exclusively in American General Common Stock on any class or series of capital stock of the Company, then the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such

         Conversion Price by a fraction, of which the numerator shall be the number of shares of American General Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (i), the number of shares of American General Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not pay any dividend or make any distribution exclusively in American General Common Stock on shares of any class or series of capital stock of the Company held in the treasury of the Company.

                 (ii) Subject to Section 13(g), if the Company shall pay or make a dividend or other distribution on the outstanding shares of American General Common Stock consisting exclusively of, or shall otherwise issue to all holders of the outstanding shares of American General Common Stock, rights (other than Rights) or warrants entitling the holders thereof to subscribe for or purchase shares of American General Common Stock at a price per share (taking into account the consideration received for the issuance of such right or warrant plus any consideration to be received upon the exercise thereof) less than the Current Price per share (determined as provided in subparagraph
         (vi) of this Section 13(a)) of the American General Common Stock on the date fixed for the determination of shareholders entitled to receive such rights or warrants, then the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction, of which the numerator shall be the number of shares of American General Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of American General Common Stock which the aggregate of the offering price of the total number of shares of American General Common Stock so offered for subscription or purchase would purchase at such Current Price per share and the denominator shall be the number of shares of American General Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of American General Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (ii), the number of shares of American General Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not issue any rights or warrants in respect of shares of American General Common Stock held in the treasury of the Company. In case any rights or warrants referred to in this subparagraph (ii) in respect of which an adjustment shall have been made shall expire or terminate unexercised, the Conversion Price shall be readjusted at the time of such expiration to the Conversion Price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

                 (iii) If outstanding shares of American General Common Stock shall be subdivided into a greater number of shares of American General Common Stock, then the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced and, conversely, if outstanding shares of American General Common Stock shall be combined into a smaller number of shares of American General Common Stock, then the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                 (iv)     Subject to the last sentence of this subparagraph
         (iv), if the Company shall, by dividend or otherwise, pay or otherwise distribute to all holders of American General Common Stock evidences of its indebtedness, shares of any class or series of American General Capital Stock, cash, securities or other assets other than Excluded Dividends (as defined below), then the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph (iv) by (B) a fraction of which the numerator shall be the Current Price per share (determined as provided in subparagraph
         (vi) of this Section 13(a)) of the American General Common Stock on the date fixed for the payment of such distribution (the "Reference Date") less the fair market value, on the Reference Date, of the portion of the evidences of indebtedness, shares of American General Capital Stock, cash, securities or other assets so distributed (other than Excluded Dividends) applicable to one share of American General Common Stock and the denominator shall be such Current Price per share of the American General Common Stock, such reduction to become effective immediately prior to the opening of business on the day
         following the Reference Date.   "Excluded Dividends" shall mean (1)
         any dividend or distribution referred to in subparagraph (i) of this
         Section 13(a), (2) any dividend, distribution or issuance of rights or warrants referred to in subparagraph (ii) of this Section 13(a) or of Rights, (3) any regular cash dividend on the American General Common Stock that does not exceed the per share amount of the immediately preceding regular cash dividend on the American General Common Stock (as adjusted to appropriately reflect any of the events referred to in subparagraphs (i) and (iii) of this Section 13(a)), and (4) in the case of any other dividend or distribution (cash or otherwise), that portion thereof which, when combined with the per share fair market value of all other dividends and distributions paid by the Company on American General Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution (as adjusted to appropriately reflect any of the events referred to in subparagraphs (i) and (iii) of this Section 13(a) and excluding dividends and distributions referred to in clauses (1) and (2) and dividends and distributions, or portions thereof, that resulted in an adjustment to the Conversion Price (or would have but for the application of Section 13(a)(viii), 13(f) or 13(g)), does not exceed 15% of the Current Price per share of the American General Common Stock on the Trading Day immediately preceding the date of declaration of such dividend or distribution. The fair market value of any dividend or distribution not paid in cash shall be determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors. For purposes of this subparagraph (iv), any dividend or distribution that includes shares of American General Common Stock or rights or warrants to subscribe for or purchase shares of American General Common Stock shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, shares of American General Capital Stock, cash or assets other than such shares of American General Common Stock or such rights or warrants (making any Conversion Price reduction required by this subparagraph (iv)) immediately followed by (2) a dividend or distribution of such shares of American General Common Stock or such rights or warrants (making any further Conversion Price reduction required by subparagraphs (i) or (ii) of this Section 13(a) and, in the case of rights or warrants, subject to the last sentence of such subparagraph (ii)), except (A) the Reference Date of such dividend or distribution as defined in this subparagraph (iv) shall be substituted as "the date fixed for the determination of shareholders entitled to receive such dividend or other distribution," "the date fixed for the determination of shareholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of subparagraphs
         (i) and (ii) of this Section 13(a) and (B) any shares of American General Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of subparagraph (i) of this
         Section 13(a).

                 (v) If a tender or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of American General Common Stock shall expire and such tender or exchange offer shall involve the payment by the Company or such Subsidiary of consideration per share of American General Common Stock having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) at the last time (the "Tender Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may have been amended) that exceeds 110% of the Current Price per share (determined as provided in subparagraph (vi) of this Section 13(a)) of the American General Common Stock on the Trading Day (as defined in
         Section 13(e)) next succeeding the Tender Expiration Time, then the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph (v) by a fraction, of which the numerator shall be the number of shares of American General Common Stock outstanding (including any tendered or exchanged shares) at the Tender Expiration Time multiplied by the Current Price per share (determined as provided in subparagraph (vi) of this Section 13(a)) of the American General Common Stock on the Trading Day next succeeding the Tender Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Tender Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of American General Common Stock outstanding (less any Purchased Shares) at the Tender Expiration Time and the Current Price per share (determined as provided in subparagraph (vi) of this Section 13(a)) of the American General Common Stock on the Trading Day next succeeding the Tender Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Tender Expiration Time. Notwithstanding anything contained in this Section 13(a)(v) to the contrary, no adjustment shall be made to the Conversion Price in the case of a tender or exchange offer of the character described in Rule 13e-4(h)(5) under the Securities Exchange Act of 1934, as amended, or any successor rule thereto.

                 (vi) For the purpose of any computation under subparagraphs (ii), (iv) and (v) of this Section 13(a), the "Current Price" per share of American General Common Stock on any date in question shall be deemed to be the average of the daily Closing Prices (as defined in Section 13(e)) for the five consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and, if applicable, the day before the "ex" date with respect to the issuance or distribution requiring such computation; provided, however, that if another event occurs that would require an adjustment pursuant to subparagraph (i) through (v), inclusive, the Board of Directors may make such adjustments to the Closing Prices during such five Trading Day period as it deems appropriate to effectuate the intent of the adjustments in this Section 13(a), in which case any such determination by the Board of Directors shall be set forth in a Board Resolution and shall be conclusive. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the American General Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Prices were obtained without the right to receive such issuance or distribution, and (2) when used with respect to any tender or exchange offer means the first date on which the American General Common Stock trades regular way on such exchange or in such market after the Tender Expiration Time of such offer.

                 (vii) The Company may make such reductions in the Conversion Price of the Series A Junior Subordinated Debentures, in addition to those required by subparagraphs (i), (ii), (iii), (iv) and
         (v) of this Section 13(a), as it considers to be advisable to avoid or diminish any income tax to holders of American General Common Stock or holders of rights to acquire American General Common Stock or securities convertible into American General Common Stock, resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. The Company from time to time may reduce the Conversion Price by any amount selected by the Company for any period of time if the period is at least twenty days, and the Board of Directors of the Company shall have made a determination that such reduction would be in the best interest of the Company, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to holders of record of the Series A Junior Subordinated Debentures a notice of the reduction at least fifteen days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period it will be in effect.

                 (viii) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price; provided, however, that any adjustments which by reason of this subparagraph (viii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 13 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be, with one-half cent and 5/1000th of a share, respectively, being rounded upward.

                 (ix) Whenever the Conversion Price is adjusted as herein provided:

                          (1) the Company shall compute the adjusted Conversion Price and shall prepare a certificate signed by the Chief Financial Officer, the Treasurer or a Vice President of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Conversion Agent and, if such adjustment is made prior to a Series A Special Event Exchange, to American General Delaware; and

                          (2) if such adjustment is made after a Series A Special Event Exchange, the Company shall cause a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price to be mailed to all record holders of Series A Junior Subordinated Debentures at their last addresses as they appear upon the Security Register.

         (b) Reclassification, Consolidation, Merger Or Sale of Assets. In the event that the Company shall be a party to any transaction, including without limitation any recapitalization or reclassification of the American General Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the American General Common Stock), any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of American General Common Stock), any sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange, in each case pursuant to which the American General Common Stock is converted into the right to receive other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby each holder of Series A Junior Subordinated Debentures then outstanding shall have the right thereafter to convert such Series A Junior Subordinated Debentures only into
(i) in the case of any such transaction other than a Common Stock Fundamental Change (as defined in Section 13(e)), the kind and amount of securities, cash and other property receivable upon the consummation of such transaction by a holder of that number of shares of American General Common Stock into which such Series A Junior Subordinated Debentures could have been converted immediately prior to such transaction, after giving effect, in the case of any Non-Stock Fundamental Change (as defined in Section 13(e)), to any adjustment in the Conversion Price required by the provisions of Section 13(d), and (ii) in the case of a Common Stock Fundamental Change, common stock of the kind received by holders of American General Common Stock as a result of such Common Stock Fundamental Change in an amount determined pursuant to the provisions of
Section 13(d). The Company or the Person formed by such consolidation or resulting from such merger or which acquired such assets or which acquired the Company's shares, as the case may be, shall make provision in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such provisions in such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 13. The above provisions shall similarly apply to successive transactions of the foregoing type.

         (c)     Prior Notice Of Certain Events.  In case:

                 (i) the Company shall (1) declare any dividend (or any other distribution) on the American General Common Stock, other than
         (A) a dividend payable in shares of American General Common Stock or
         (B) a dividend payable in cash that would not require an adjustment pursuant to 13(a)(iv) or (2) authorize a tender or exchange offer that would require an adjustment pursuant to Section 13(a)(v);

                 (ii) the Company shall authorize the granting to all holders of American General Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or series or of any other rights or warrants (other than Rights);

                 (iii) of any reclassification of American General Common Stock (other than a subdivision or combination of the outstanding American General Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company shall be required, or of the sale or transfer of all or substantially all of the assets of the Company or of any compulsory share exchange whereby the American General Common Stock is converted into other securities, cash or other property; or

                 (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall (1) if such event occurs prior to a Series A Special Event Exchange, cause to be filed with American General Delaware or (2) if such event occurs after a Series A Special Event Exchange, cause to be mailed to the Holders at their last addresses as they appear in the Security Register, in each case, at least fifteen calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of American General Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of American General Common Stock of record shall be entitled to exchange their shares of American General Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale,transfer, share exchange, dissolution, liquidation or winding up

(but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

         (d) Adjustments In Case of Fundamental Changes. Notwithstanding any other provision in this Section 13 to the contrary, if any Fundamental Change (as defined in Section 13(e)) occurs, then the Conversion Price in effect will be adjusted immediately after such Fundamental Change as described below. In addition, in the event of a Common Stock Fundamental Change, the Series A Junior Subordinated Debentures shall be convertible solely into common stock of the kind received by holders of American General Common Stock as the result of such Common Stock Fundamental Change as more specifically provided in the following clauses (d)(i) and (d)(ii).

For purposes of calculating any adjustment to be made pursuant to this Section 13(d) in the event of a Fundamental Change, immediately after such Fundamental
Change:

                 (i) in the case of a Non-Stock Fundamental Change, the Conversion Price shall thereupon become the lower of (A) the Conversion Price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to this Section 13, and (B) the result obtained by multiplying the greater of the Applicable Price (as defined in Section 13(e)) or the then applicable Reference Market Price (as defined in Section 13(e)) by a fraction, of which the numerator shall be $50 and the denominator shall be the amount set forth below (based on the date such Non-Stock Fundamental Change occurs):

                 Twelve Months
                 Ending _______________,                               Denominator
                 1996 . . . . . . . . . . . . . . . . . . . . . . . . . .     $
                 1997 . . . . . . . . . . . . . . . . . . . . . . . . . .     $
                 1998 . . . . . . . . . . . . . . . . . . . . . . . . . .     $
                 1999 . . . . . . . . . . . . . . . . . . . . . . . . . .     $
                 2000 . . . . . . . . . . . . . . . . . . . . . . . . . .     $
                 2001 . . . . . . . . . . . . . . . . . . . . . . . . . .     $
                 2002 . . . . . . . . . . . . . . . . . . . . . . . . . .     $
                 2003 and thereafter  . . . . . . . . . . . . . . . . . .     $

         ; and

                 (ii) in the case of a Common Stock Fundamental Change, the Conversion Price in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to this Section 13, shall thereupon be adjusted by multiplying such Conversion Price by a fraction of which the numerator shall be the Purchaser Stock Price (as defined in Section 13(e)) and the denominator shall be the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of American General Common Stock is common stock of the successor, acquiror or other third party (and cash, if any, is paid only with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the American General Common Stock shall have been exchanged for, converted into or acquired for common stock (and cash with respect to fractional interests) of the successor, acquiror or other third party, the Conversion Price of the Series A Junior Subordinated Debentures in effect immediately prior to such Common Stock Fundamental Change shall thereupon be adjusted by multiplying such Conversion Price by a fraction of which the numerator shall be one (1) and the denominator shall be the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of American General Common Stock as a result of such Common Stock Fundamental Change.

         (e) Definitions. The following definitions shall apply to terms used in this Section 13:

                 (i) "Applicable Price" shall mean (i) in the event of a Non-Stock Fundamental Change in which the holders of the American General Common Stock receive only cash, the amount of cash received by a holder of one share of American General Common Stock and (ii) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the Closing Prices of the American General Common Stock for the ten consecutive Trading Days prior to and including the record date for the determination of the holders of American General Common Stock entitled to receive securities, cash or other property in connection with such Non-Stock Fundamental Change or Common Stock Fundamental Change, or, if there is no such record date, the date upon which the holders of the American General Common Stock shall have the right to receive such securities, cash or other property (such record date or distribution date being hereinafter referred to as the "Entitlement Date"), in each case, as adjusted in good faith by the Board of Directors to appropriately reflect any of the events referred to in subparagraphs (i), (ii), (iii), (iv) and (v) of Section 13(a).

                 (ii) "Closing Price" of any common stock on any day shall mean the reported last sale price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the principal national securities exchange on which such common stock is listed or admitted to trading, or, if such common stock is not listed or admitted to trading on a national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc., or, if such common stock is not quoted or admitted to trading on such quotation system, on the principal quotation system on which such common stock is listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of such common stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if not so available in such manner, as furnished by any NYSE member firm selected from time to time by the Board of Directors for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors.

                 (iii) "Common Stock Fundamental Change" shall mean any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors) of the consideration received by holders of American General Common Stock consists of common stock that for each of the ten consecutive Trading Days prior to the Entitlement Date has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the National Market System of the National Association of Securities Dealers, Inc.; provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (i) the Company continues to exist after the occurrence of such Fundamental Change and the outstanding Series A Junior Subordinated Debentures continue to exist as outstanding Series A Junior Subordinated Debentures, or (ii) not later than the occurrence of such Fundamental Change, the outstanding Series A Junior Subordinated Debentures are converted into or exchanged for convertible subordinated debentures of the entity succeeding to the business of the Company, which convertible subordinated debentures have terms substantially similar to those of the Series A Junior Subordinated Debentures.

                 (iv) "Conversion Price" shall have the meaning given that term in Section 11(a).

                 (v) "Fundamental Change" shall mean the occurrence of any transaction or event in connection with a plan pursuant to which all or substantially all of the American General Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive securities, cash or other property (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, that, in the case of a plan involving more than one such transaction or event, for purposes of adjustment of the Conversion Price, such Fundamental Change shall be deemed to have occurred when substantially all of the American General Common Stock shall be exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash or other property, but the adjustment shall be based upon the highest weighted average per share consideration that a holder of American General Common Stock could have received in such transactions or events as a result of which more than 50% of the American General Common Stock shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash or other property.

                 (vi) "Non-Stock Fundamental Change" shall mean any Fundamental Change other than a Common Stock Fundamental Change.

                 (vii) "Purchased Shares" shall have the meaning given that term in Section 13(a)(v).

                 (viii) "Purchaser Stock Price" shall mean, with respect to any Common Stock Fundamental Change, the average of the daily Closing Prices of the common stock received in such Common Stock Fundamental Change for the ten consecutive Trading Days prior to and including the Entitlement Date, as adjusted in good faith by the Board of Directors to appropriately reflect any of the events referred to in subparagraphs (i), (ii), (iii), (iv) and (v) of Section 13(a).

                 (ix) "Reference Date" shall have the meaning given that term in Section 13(a)(iv).

                 (x) "Reference Market Price" shall initially mean $_____ and in the event of any adjustment to the Conversion Price other than as a result of a Non-Stock Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Conversion Price after giving effect to any such adjustment shall always be the same as the ratio of $_____ to the initial Conversion Price.

                 (xi) "Tender Expiration Time" shall have the meaning given that term in Section 13(a)(v).

                 (xii) "Trading Day" shall mean, with respect to any security listed or admitted to trading on the NYSE, any day on which such security is traded on the NYSE, or, if such security is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted to trading, or, if such security is not listed or admitted to trading on a national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc., or, if such security is not quoted or admitted to trading on such quotation system, on the principal quotation system on which such security is listed or admitted to trading or quoted, of, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, in the over-the-counter market.

         (f) Dividend or Interest Reinvestment Plans. Notwithstanding the foregoing provisions of this Section 13, no adjustment of the Conversion Price shall be required to be made upon the issuance of any shares of American General Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of American General Common Stock under any such plan, or the issuance of any shares of American General Common Stock or options or rights to purchase such shares pursuant to any present or future employee, officer, director, or consultant benefit plan or program or agreement of the Company or a Subsidiary or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Series A Junior Subordinated Debentures were first established pursuant to this instrument.

         (g)     Certain Rights.  Notwithstanding any other provision of this
Section 13, the issuance or distribution of Rights shall not be deemed to constitute an issuance or a distribution or dividend of rights, warrants, or other securities to which any of the adjustment provisions described above applies.

         (h) Certain Additional Rights. In case the Company shall, by dividend or otherwise, declare or make a distribution on American General Common Stock referred to in Section 13(a)(iv) (including, without limitation, dividends or distributions referred to in the last sentence of Section 13(a)(iv) but excluding the Excluded Dividends), the Holders of the Series A Junior Subordinated Debentures, upon the conversion thereof subsequent to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution and prior to the effectiveness of the Conversion Price adjustment in respect of such distribution, shall also be entitled to receive for each share of American General Common Stock into which the Series A Junior Subordinated Debentures are converted, the portion of the shares of American General Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of American General Common Stock; provided, however, that, at the election of the Company (whose election shall be evidenced by a Board Resolution) with respect to all Holders so converting, the Company may, in lieu of distributing to such Holders any portion of such distribution not consisting of cash or securities of the Company, pay such Holders an amount in cash equal to the fair market value thereof (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution). If any conversion of Series A Junior Subordinated Debentures described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of American General Common Stock which the Holder of the Series A Junior Subordinated Debentures so converted is entitled to receive in accordance with the immediately preceding sentence, the Company may elect (such election to be evidenced by a Board Resolution) to distribute to such Holder a due bill for the shares of American General Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets to which such Holder is so entitled, provided that such due bill (i) meets any applicable requirements of the principal national securities exchange or other market on which the American General Common Stock is then traded, and (ii) requires payment or delivery of such shares of American General Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets no later than the date of payment or delivery thereof to holders of shares of American General Common Stock receiving such distribution.

         (i) One Adjustment. There shall be no adjustment of the Conversion Price in case of the issuance of any American General Capital Stock (or securities convertible into or exchangeable for American General Capital Stock) or any other distribution or event except as specifically described in this Section 13. If any action would require adjustment of the Conversion Price pursuant to more than one of the provisions of this Section 13, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to the Holders of the Series A Junior Subordinated Debentures.

         14. CONVERSION FOR AMERICAN GENERAL SERIES A PREFERRED STOCK PRIOR TO A SERIES A SPECIAL EVENT EXCHANGE.

         (a) Convertibility. Section 9 of the Written Action provides that, upon the occurrence of an Exchange Event (as defined in Section 14(d)) prior to a Series A Special Event Exchange, the holders of a majority of the aggregate liquidation preference of the Series A Preferred Securities then outstanding, voting at a meeting of the holders of the Series A Preferred Securities called for such purpose or by written consent, may, at their option, direct the Conversion Agent to exchange all (but not less than all) of the Series A Preferred Securities for Series A Junior Subordinated Debentures and to immediately convert such Series A Junior Subordinated Debentures, on behalf of such holders, for shares of Series A Cumulative Convertible Preferred Stock, par value $1.50 per share, of the Company ("American General Series A Preferred Stock"), at the rate of one share of American General Series A Preferred Stock for each $50 principal amount of Series A Junior Subordinated Debentures. Accordingly, prior to a Series A Special Event Exchange and if any Series A Preferred Securities are then outstanding, the Series A Junior

Subordinated Debentures shall be convertible at the request of Holders thereof, following an Exchange Election (as defined in Section 9(c) of the Written Action) by a majority in aggregate liquidation preference of the Series A Preferred Securities, into fully paid and non-assessable shares of American General Series A Preferred Stock in accordance with the terms and conditions of this Section 14.

         (b) Conversion Procedure. The procedure for the conversion of all the Series A Junior Subordinated Debentures into shares of American General Series A Preferred Stock pursuant to this Section 14 shall be as follows:

                 (i) The Conversion Agent, upon receiving irrevocable notice from American General Delaware (or such other Person as is entitled to give such notice under the Written Action) of an Exchange Election by the holders of a majority in aggregate liquidation preference of the Series A Preferred Securities (a "Notice of Exchange"), shall (A) exchange all (but not less than all) outstanding Series A Preferred Securities for Series A Junior Subordinated Debentures held by American General Delaware in the manner prescribed in Section 9(a) of the Written Action at the rate of $50 principal amount of Series A Junior Subordinated Debentures for each share of Series A Preferred Securities and (B) deliver a copy of the Notice of Exchange to the Company and, if the Trustee is not then serving as the Conversion Agent, the Trustee. Upon receipt by it of the Notice of Exchange, American General Delaware shall deliver the appropriate principal amount of Series A Junior Subordinated Debentures held by it to the Conversion Agent (or, if such Series A Junior Subordinated Debentures are in book-entry form, cause such principal amount of Series A Junior Subordinated Debentures to be transferred to the account of the Conversion Agent on the records of the Depository) for conversion in accordance with this Section 14.

                 (ii) Upon receipt of a copy of the Notice of Election from the Conversion Agent and the certificates, if any, representing the appropriate principal amount of Series A Junior Subordinated Debentures held by American General Delaware (or the transfer thereof to its account at the Depository, as the case may be), the Company shall issue, and deliver to the Conversion Agent, shares of American General Series A Preferred Stock for the principal amount of Series A Junior Subordinated Debentures so to be converted, at the rate of one share of American General Series A Preferred Stock for each $50 principal amount of Series A Junior Subordinated Debentures.

                 (iii) The Company shall cause the shares of American General Series A Preferred Stock issuable upon conversion of the Series A Junior Subordinated Debentures to be registered in the names of the holders of Series A Preferred

         Securities designated in the Notice of Exchange and, as promptly as practicable after receipt of certificates representing the shares of American General Series A Preferred Stock so registered, the Conversion Agent shall deliver such certificates, if any, representing the American General Series A Preferred Stock issuable upon such conversion to the Person or Persons entitled to receive the same.

         (c) Accrued Interest; Effective Date of Exchange. Any accrued but unpaid interest (including any Additional Interest) on the Series A Junior Subordinated Debentures surrendered for conversion shall, from and after the time of such conversion, be treated as accumulated and unpaid dividends on the American General Series A Preferred Stock issued upon conversion of the Series A Junior Subordinated Debentures. Series A Junior Subordinated Debentures shall be deemed to have been converted immediately prior to the close of business on the Exchange Election Date (as defined below). The Person or Persons entitled to receive the American General Series A Preferred Stock issuable upon an exchange of the Series A Preferred Securities shall be treated for all purposes as the record holder or holders of such shares at such time and, at such time, all interest on the Series A Junior Subordinated Debentures shall cease to accrue and the rights of such Person or Persons as a Holder or Holders of Series A Junior Subordinated Debentures shall cease. Any Series A Junior Subordinated Debentures surrendered for conversion shall be cancelled by the Trustee.

         (d) Definitions. For the purpose of this Section 14, the failure of holders of Series A Preferred Securities to receive, for 15 consecutive months, the full amount of dividend payments (including arrearages and any Additional Dividends (as defined in Section 1 of the Written Action)) on the Series A Preferred Securities will constitute an "Exchange Event." The term "Exchange Election Date" shall mean the date of an Exchange Election Meeting (as defined in Section 9(c) of the Written Action) at which the holders of a majority of the aggregate liquidation preference of the Series A Preferred Securities authorize the exchange of all the Series A Preferred Securities or, in the absence of such meeting, the date of receipt by American General Delaware of a written consent or consents signed by the holder or holders of a majority in aggregate liquidation preference of the Series A Preferred Securities authorizing such exchange.

         15. CERTAIN PROVISIONS APPLICABLE TO CONVERSION INTO AMERICAN GENERAL SERIES A PREFERRED STOCK.

         (a)     Redemptions and Conversion.  Notwithstanding the provisions of
Section 14, a Series A Junior Subordinated Debenture (or portion thereof) may not be converted into American General Series A Preferred Stock if such Series A Junior Subordinated Debenture (or applicable portion thereof) has been previously surrendered for conversion into American General Common Stock or called for redemption unless the applicable Redemption Price is not paid on the applicable Redemption Date.

         (b) Consolidation, Mergers and Sale of Assets. If the Company shall consolidate with, or merge into, another Person or sell or transfer all or substantially all of the property of the Company to another Person, in each case prior to a conversion pursuant to Section 14, then, subject to the penultimate sentence of this Section 15(b), lawful provision shall be made as part of the terms of such transaction whereby each Holder of Series A Junior Subordinated Debentures then Outstanding shall have the right thereafter to convert, at a conversion rate as nearly equivalent as may be practicable to the rate specified in Section 14, each such Series A Junior Subordinated Debenture upon the occurrence of an Exchange Election only into shares of preferred stock of the Person resulting from such consolidation, surviving such merger or to which such property was transferred having substantially the same dividend and voting rights, liquidation preference, and (subject to the provisions of Section 13) other designations, preferences, limitations and relative rights as the American General Series A Preferred Stock. The Person resulting from such consolidation or surviving such merger or which acquired such property, as the case may be, shall make provision in its certificate or articles of incorporation or other constituent document to establish such right. The above provisions shall similarly apply to successive transactions of the foregoing type.

         16. CONVERSION AGENT. Chemical Mellon Shareholder Services, LLC shall be the initial Conversion Agent for the Series A Junior Subordinated Debentures. Without in any way limiting any authority granted to the Conversion Agent under the Written Action, in effecting the conversion and exchange transactions described in Sections 11 and 14, the Conversion Agent is acting (i) in the case of Sections 11(b) and 14, as agent of the holders of Series A Preferred Securities, and (ii) in the case of Section 11(c), as agent for the Holders of the Series A Junior Subordinated Debentures, directing it to effect such conversion or exchange transactions. Without in any way limiting any authority granted to the Conversion Agent under the Written Action, the Conversion Agent is authorized (i) to convert Series A Junior Subordinated Debentures into American General Common Stock and thereupon to deliver such shares of American General Common Stock, all in accordance with the provisions of Section 11, (ii) to convert Series A Junior Subordinated Debentures following the occurrence of an Exchange Event into American General Series A Preferred Stock and thereupon to deliver such shares of American General Series A Preferred Stock, all in accordance with the provisions of Section 14, and
(iii) to conduct the other activities specified herein to be performed by such Conversion Agent. Subject to the provisions of 601 of the Indenture, neither the Trustee nor the Conversion Agent shall at any time be under any duty or responsibility to any Holder of a Series A Junior Subordinated Debenture or any holder of a Series A Preferred Security to determine whether any facts exist which may require any adjustment of the Conversion Price or any exchange contemplated hereby, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same. Neither the Trustee nor the Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any shares of American General Common Stock, or of any securities or property or cash, which may at any time be issued or delivered upon the conversion of any Series A Junior Subordinated Debenture or upon any exchange contemplated hereby; and neither the Trustee nor the Conversion Agent shall be deemed to make any representation with respect thereto. Subject to the provisions of 601 of the Indenture, neither the Trustee nor the Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of American General Common Stock or American General Series A Preferred Stock or stock certificates or other securities or property or cash upon the surrender of any Series A Junior Subordinated Debenture or Series A Preferred Security for the purpose of conversion or exchange or to comply with any of the covenants of the Company in this resolution, provided that the foregoing shall not relieve the Conversion Agent of any responsibility it may have under this resolution to deliver to the Person entitled to receive the same the shares of American General Common Stock or American General Series A Preferred Stock or other securities or property or cash which has been made available to the Conversion Agent by the Company for such purpose.

         17.     RESERVATION OF SHARES; REGULATORY REQUIREMENTS; TAXES; LISTING.

         (a) Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized and unissued American General Common Stock and American General Series A Preferred Stock, solely for issuance upon the conversion of the Series A Junior Subordinated Debentures, free from any preemptive or other similar rights, such number of shares of American General Common Stock and American General Series A Preferred Stock as shall from time to time be issuable upon the conversion of all the Series A Junior Subordinated Debentures then Outstanding. Notwithstanding the foregoing, the Company shall be entitled to deliver upon conversion of Series A Junior Subordinated Debentures, shares of American General Common Stock or American General Series A Preferred Stock, as appropriate, reacquired and held in the treasury of American General (in lieu of the issuance of authorized and unissued shares), so long as any such treasury shares are free and clear of all liens, charges, claims, equities, security interests or encumbrances. Any shares of American General Common Stock or American General Series A Preferred Stock, as appropriate, issued upon conversion of the Series A Junior Subordinated Debentures shall be duly authorized, validly issued and fully paid and nonassessable.

         (b) Governmental Requirements. The Company shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all applicable requirements as to registration or qualification of the American General Common Stock and American General Series A Preferred Stock (and all requirements to list on the applicable stock exchange, the American General Common Stock and American General Series A Preferred Stock issuable upon conversion of Series A Junior Subordinated Debentures that are at the time applicable), that are necessary to enable the Company to lawfully issue American General Common Stock and American General Series A Preferred Stock upon the conversion of the Series A Junior Subordinated Debentures.

         (c) Taxes. The Company shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of the issuance or delivery of shares of American General Common Stock or American General Series A Preferred Stock, as the case may be, by the Company upon conversion of the Series A Junior Subordinated Debentures. The Company shall not, however, be required to pay any tax, fee or governmental charge which may be payable in respect of any transfer involved in the issuance or delivery of shares of American General Common Stock or American General Series A Preferred Stock in a name other than that in which the security so converted was registered and no such issuance or delivery shall be made unless and until the Person requesting such issuance or delivery has paid to the Conversion Agent the amount of any such tax, fee or governmental charge or has established to the satisfaction of the Conversion Agent that such tax, fee or governmental charge has been paid. The Company and the Conversion Agent may require that such Person furnish a suitable indemnity with respect to any tax, fee or other governmental charge required to be paid with respect to such a transfer. Nothing in this paragraph
(c) shall limit the requirement of the Company to withhold taxes pursuant to applicable law or otherwise require the Company to pay any amounts on account of such withholding.

         (d) Listing. If the Series A Preferred Securities are listed on the NYSE or another national securities exchange at the time of the distribution of the Series A Junior Subordinated Debentures pursuant to a Series A Special Event Exchange, then, prior to such distribution, the Company shall use its best efforts to cause the Series A Junior Subordinated Debentures to be listed on the NYSE or such other exchange on which the Series A Preferred Securities are then listed.

         18. CERTAIN PROVISIONS APPLICABLE AFTER A SERIES A SPECIAL EVENT EXCHANGE. If, immediately prior to any Series A Special Event Exchange, the Series A Preferred Securities are represented by one or more global securities held by The Depository Trust Company ("DTC") or any successor securities depositary or their respective nominees, then (a) DTC or such successor shall act as (and is hereby appointed) the Depository for the Series A Junior Subordinated Debentures, and (b) the Series A Junior Subordinated Debentures exchanged for the Series A Preferred Securities upon such Series A Special Event Exchange shall be represented by one or more global Series A Junior Subordinated Debentures registered in the name of DTC or such successor securities depositary or their respective nominees.

         After the date fixed for a Series A Special Event Exchange, any certificates representing Series A Preferred Securities not held by DTC or any successor securities depositary or their respective nominees and not surrendered for exchange shall be deemed to represent Series A Junior Subordinated Debentures having a principal amount and accrued and unpaid interest equal to the liquidation preference plus accrued and unpaid dividends (including Additional Dividends (as defined in Section 1 of the Written Action)) of such Series A Preferred Securities until such certificates are surrendered to the Conversion Agent for exchange in accordance with the terms of the Series A Special Event Exchange. Notwithstanding the foregoing, until such certificates are so surrendered, no payments of interest or principal will be made with respect to such Series A Junior Subordinated Debentures.

         19. REGISTRAR. The Series A Junior Subordinated Debentures may be surrendered for registration of transfer or exchange and for conversion or exchange at the Corporate Trust Office of the Trustee and any notices or demands to or upon the Company in respect of the Series A Junior Subordinated Debentures and the Indenture may be presented at that office.

         20. FORM. The certificates evidencing the Series A Junior Subordinated Debentures shall be substantially in the form attached hereto as Annex A, with such changes as the officer executing the same shall approve, such approval to be evidenced by such officer's manual or facsimile signature.

         21. TRANSFERABILITY. Prior to a Series A Special Event Exchange, the Series A Junior Subordinated Debentures may not be transferred by American General Delaware without the Company's prior consent. The Series A Junior Subordinated Debentures may be distributed to the holders of the Series A Preferred Securities upon the occurrence of a Tax Event or an Investment Company Event (as such terms are defined in the Written Action) only upon the written consent of the Company.

         22. DENOMINATION. The Series A Junior Subordinated Debentures shall be issuable in denominations of $50 and any integral multiple thereof.

                                                                      ANNEX A

             FORM OF FACE OF SERIES A JUNIOR SUBORDINATED DEBENTURE

                          AMERICAN GENERAL CORPORATION

             ___% Series A Convertible Junior Subordinated Debenture

                              Due ___________, 2025

No._________                                                 $___________


         American General Corporation, a corporation duly organized and existing under the laws of the State of Texas (herein called the "Company", which term includes any successor under the Indenture referred to on the reverse side), for value received, hereby promises to pay to _____________________________, or registered assigns, the principal sum of _________ Dollars on the earlier of (i) ____________, 2025 or (ii) the date upon which American General Delaware, L.L.C., a Delaware limited liability company (herein called "American General Delaware"), is liquidated, dissolved or wound-up; provided, however, that, if all the _______________ Preferred Securities, Series A, of American General Delaware (herein called the "Series A Preferred Securities") are exchanged (herein called a "Series A Special Event Exchange") for Series A Junior Subordinated Debentures (as defined on the reverse side) in accordance with the terms of the Series A Preferred Securities, this Series A Junior Subordinated Debenture will mature on _________________, 2025, notwithstanding that American General Delaware may have liquidated, dissolved or wound-up in connection with or after such Series A Special Event Exchange. The Company also agrees to pay interest on the principal hereof at the rate of ____% per annum from ______________, 1995 (or from the most recent Interest Payment Date, as hereinafter defined, to which interest has been paid or duly provided for), payable monthly in arrears on the last day of each calendar month of each year (each an "Interest Payment Date"), commencing June 30, 1995, until the principal hereof is paid or made available for payment. To the fullest extent permitted by applicable law, interest will accrue at the rate of ____% per annum on any interest installment that is not paid at the end of any monthly interest period compounded monthly (herein, together with the Additional Amounts referred to in the Indenture, called "Additional Interest"). The amount of interest payable for any period shall be computed on the basis of a 360 day year consisting of twelve 30-day months and, for any period shorter than a full monthly interest payment period, will be computed on the basis of the actual number of days elapsed in such period. If any date on which interest is payable on this Series A Junior Subordinated Debenture is not a Business Day, then the payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a Saturday,

Sunday or other day on which banking institutions in New York City are authorized or obligated by law or executive order to close. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Series A Junior Subordinated Debenture (or one or more Predecessor Securities, as defined in the Indenture) is registered at the close of business on the Regular Record Date for such Interest Payment Date. The Regular Record Date shall be the Business Day next preceding such Interest Payment Date, provided that if the Series A Junior Subordinated Debentures are not in book-entry-only form during any period following a Series A Special Event Exchange, the Regular Record Date for any Interest Payment Date within such period shall be the 15th day of the month in which such Interest Payment Date occurs. Any such interest not so punctually paid or duly provided for (other than by reason of the following paragraph) will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Series A Junior Subordinated Debenture (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.



         The Company shall have the right, at any time and from time to time, to extend the interest payment period hereof to a period ending on the last day of a calendar month (herein called an "Extension Period") not exceeding 60 consecutive months, but in no event beyond the date of Stated Maturity or the Redemption Date of this Series A Junior Subordinated Debenture. During an Extension Period, interest will continue to accrue and compound monthly. Prior to the termination of any Extension Period of less than 60 consecutive months, the Company may further extend the interest payment period hereof, provided that such Extension Period may not exceed 60 consecutive months and may not extend beyond the date of Stated Maturity or the Redemption Date of this Series A Junior Subordinated Debenture. Upon the termination of any Extension Period and the payment of all accrued and unpaid interest (including any Additional Interest) then due, the Company may select a new Extension Period, subject to the above requirements. No interest shall be due during an Extension Period until the end of such period. Such interest shall be due and payable on the Interest Payment Date which is the last day of the Extension Period to the Person in whose name this Series A Junior Subordinated Debenture is registered on the Regular Record Date for such Interest Payment Date.



         Payment of the principal of and interest on this Series A Junior Subordinated Debenture will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) subject to the procedures of the Paying Agent, by wire transfer in immediately available funds at such place and to such account at a bank located in the United States as may be designated by the Person entitled thereto as specified in the Security Register.

         Reference is hereby made to the further provisions of the Indenture summarized on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Series A Junior Subordinated Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  ___________ __, ______

                                    AMERICAN GENERAL CORPORATION

                                    By:
                                        ---------------------------------
                                        Name:
                                        Title:

[SEAL]

Attest:_______________________



                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                   CHEMICAL BANK

                                   As Trustee

                                   By
                                      --------------------------
                                          Authorized Officer

            FORM OF REVERSE OF SERIES A JUNIOR SUBORDINATED DEBENTURE


         This Series A Junior Subordinated Debenture is one of a duly authorized issue of Securities of the Company, designated as its ___% Series A Convertible Junior Subordinated Debentures due ___________ __, 2025 (herein called the "Series A Junior Subordinated Debentures"), limited in aggregate principal amount to $____________ (or up to __________ aggregate principal amount if and to the extent the over-allotment option granted to the underwriters for the sale of the Series A Preferred Securities is exercised), issued and to be issued under an Indenture, dated as of _____________ (herein called the "Indenture"), between the Company and Chemical Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture). Reference is made to the Indenture and all indentures supplemental thereto (including the Board Resolution setting forth the terms of this series of Securities) for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Series A Junior Subordinated Debentures and other series of Securities which may be issued pursuant to the Indenture and of the terms upon which the Securities are, and are to be, authenticated and delivered. All terms used in this Series A Junior Subordinated Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.



         The indebtedness evidenced by this Series A Junior Subordinated Debenture, including all principal and interest (including Additional Interest), is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Series A Junior Subordinated Debenture is issued subject to the provisions of the Indenture with respect thereto. The Holder of this Series A Junior Subordinated Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.


         If an Event of Default with respect to the Series A Junior Subordinated Debentures shall occur and be continuing, the principal of the Series A Junior Subordinated Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.


         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Series A Junior Subordinated Debentures under the Indenture at any time by the Company and the Trustee with, in some cases, the consent of the Holders of a majority in aggregate principal amount of the Series A Junior Subordinated Debentures at the time Outstanding and, in other cases, without the consent of any Holders. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Series A Junior Subordinated Debentures, on behalf of the Holders of all Series A Junior Subordinated Debentures, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Series A Junior Subordinated Debenture and upon all future Holders of this Series

A Junior Subordinated Debenture and of any Series A Junior Subordinated Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent is made upon this Series A Junior Subordinated Debenture or thereon.



         Subject to and in compliance with the provisions of the Indenture, this Series A Junior Subordinated Debenture is convertible at any time on or before the earlier of close of business on the Conversion Expiration Date or Conversion Expiration Date of the Series A Junior Subordinated Debentures at the option of the Holder hereof into fully paid and nonassessable shares of American General Common Stock at an initial conversion price of $______ principal amount hereof per share of American General Common Stock, subject to adjustment as provided for in the Indenture. Notwithstanding the conversion hereof after a Regular Record Date but before the corresponding Interest Payment Date, the Holder hereof will be entitled to receive the interest payable on this Series A Junior Subordinated Debenture on such next succeeding Interest Payment Date. No other adjustment, however, shall be made for accrued interest, including Additional Interest, whether or not in arrears. No fractional shares of American General Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid in cash by the Company. On or after _______________, the Company may, at its option, cause the conversion rights of Holders of Series A Junior Subordinated Debentures to expire if (i) the Company is then current in the payment of interest (without regard to any Extension Period) on the Series A Junior Subordinated Debentures and (ii) for 20 Trading Days within any period of 30 consecutive Trading Days, including the last Trading Day of such period, the Current Market Price of American General Common Stock shall have exceeded 120% of the Conversion Price then in effect.



         If at any time following the Conversion Expiration Date or Conversion Expiration Date of the Series A Junior Subordinated Debentures, less than 10% of the aggregate principal amount of the Series A Junior Subordinated Debentures originally purchased by American General Delaware with the proceeds from the sale of the Series A Preferred Securities remains Outstanding, then such Series A Junior Subordinated Debentures shall be subject to redemption, in whole but not in part, at the option of the Company upon not less than 30 days' nor more than 60 days' notice, at a cash Redemption Price equal to the unpaid principal amount thereof, without premium or penalty, plus any accrued and unpaid interest (including any Additional Interest) thereon to the Redemption Date.



         The Series A Junior Subordinated Debentures are also subject to redemption, at the option of the Company, in whole or in part, at any time or from time to time on or after ________________, 2003, at a cash Redemption Price equal to the unpaid principal amount thereof, without premium or penalty, plus any accrued and unpaid interest (including any Additional Interest) thereon to the Redemption Date. If American General Delaware redeems the Series A Preferred Securities in accordance with the terms thereof, the Series A Junior Subordinated Debentures shall be due and payable and shall be redeemed by the Company in an aggregate principal amount equal to the aggregate stated liquidation preference of the Series A Preferred Securities so redeemed at a Redemption Price equal to the unpaid principal amount of the Series A Junior Subordinated Debentures so redeemed, without premium or penalty, plus any accrued and unpaid interest (including any Additional Interest) thereon to the Redemption Date.



         In addition, if the Company or any of its Subsidiaries acquires any Series A Preferred Securities by tender, in the open market or otherwise, the Company shall have the right to redeem the Series A Junior Subordinated Debentures, in an aggregate principal amount not to exceed the aggregate stated liquidation preference of the Series A Preferred Securities so purchased, at a cash Redemption Price equal to the principal amount thereof, without premium or penalty, plus any accrued and unpaid interest (including any Additional Interest) thereon to the Redemption Date.



         Upon the occurrence of an Exchange Event, the Series A Junior Subordinated Debentures are convertible into Series A Cumulative Convertible Preferred Stock of the Company as provided under the terms of the Indenture.



         As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Series A Junior Subordinated Debenture is registrable in the Security Register, upon surrender of this Series A Junior Subordinated Debenture for registration of transfer at the office or agency of the Trustee in New York City, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series A Junior Subordinated Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees; provided, however, that, prior to a Series A Special Event Exchange, this Series A Junior Subordinated Debenture may not be transferred without the written consent of the Company.


         The Series A Junior Subordinated Debentures are issuable only in registered form without coupons in denominations of $50 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations set forth therein, Series A Junior Subordinated Debentures are exchangeable for a like aggregate principal amount of Series A Junior Subordinated Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.


         Prior to due presentment of this Series A Junior Subordinated Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Series A Junior Subordinated Debenture is registered as the owner hereof for all purposes, whether or not this Series A Junior Subordinated Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.


         No recourse shall be had for the payment of the principal of or interest (including Additional Interest, if any) on this Series A Junior Subordinated Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.